EXHIBIT 10.20

Date of  Name of  Warrant         Number  Expiration
Issuance Recipient No.  Shares  Date  Status

3/03/99 Michael A. Bird  BWL-1  25,000  3/03/2004 Cancelled
3/03/99 John E. Feltl  BWL-2  82,500  3/03/2004
3/03/99 Stephen D. King  BWL-3  82,500  3/03/2004
3/03/99 Timothy I. Maudlin  BWL-4  50,000  3/03/2004
3/03/99 Wayne W. Mills  BWL-5  250,000  3/03/2004 Cancelled

Note: all share amounts and exercise prices are pre-split values.